SCHEDULE 14A
                                 (Rule 14a - 101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14a INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No. 1)

File by the Registrant  X
Filed by a Party other than the Registrant

Check the appropriate box:
   Preliminary Proxy Statement        Confidential, For use of the Commission
                                      Only (as permitted by Rule 14a-6(e) (2)
 X Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                          DYNAMICS RESEARCH CORPORATION
                  (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
     X     No fee required.

           Fee computed on table below per Exchange Act Rules 14a-6(I) and 0-11.

          (1) Title of each class of securities to which transaction applies:


          (2) Aggregate number of securities to which transaction applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          (4)     Proposed maximum aggregate value of transaction:


          (5)     Total fee paid:


                  Fee paid previously with preliminary materials:


                  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)     Amount Previously paid:


          (2)     Form, Schedule or Registration Statement no.:


          (3)     Filing Party:


          (4)     Date Filed:  March 30, 1998




PROXY

                          DYNAMICS RESEARCH CORPORATION

                   Annual Meeting of Stockholders-April 28, 1998

     The undersigned hereby appoints John S. Anderegg, Jr., Douglas R. Potter, and John L. Wilkinson and each of them as proxies, with full power of substitution and re-substitution to each, and hereby authorizes them to represent and to vote as designated on the reverse, at the Annual
Meeting of Stockholders of Dynamics Research Corporation (the "Company") on April 28, 1998 at 3:30 P.M. Boston time, and at any adjournments thereof, all of the shares of the Company which the undersigned would be entitled to vote if personally present.

   The Board of Directors recommends a vote FOR:

   1.  Fixing the number of Directors and  Election of the Class II Directors

       FOR nominees listed below, except as indicated.

       Dr. Francis J. Aguilar      WITHHOLD AUTHORITY to vote

                                   ABSTAIN

       John S. Anderegg, Jr.       WITHHOLD AUTHORITY to vote

                                   ABSTAIN

2. Increasing the number of shares of Authorized Common Stock from 15,000,000 to 30,000,000 shares

     For            Against






Account Number     No. of Shares          Proxy No.


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES
WILL BE VOTED FOR ITEM 1 AND ITEM 2.  IN THEIR DISCRETION, THE PROXIES
ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE MEETING.

                                   Dated...................., 1998


                                   ..........................

                                              Signature

                                   ...........................
                                              Signature

               Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If signing as an attorney, executor, administrator, trustee, guardian or other representative capacity, please give your full title as such.




                       DYNAMICS RESEARCH CORPORATION

                            60 Frontage Road

                      Andover,  Massachusetts  01810

               NOTICE OF  ANNUAL MEETING OF  STOCKHOLDERS

                         To Be Held April 28, 1998

To the Stockholders:

     The Annual Meeting of the stockholders of Dynamics Research Corporation will be held at 3:30 p.m. on Tuesday, April 28, 1998 on the 33rd Floor of The State Street Bank and Trust Building, 225 Franklin Street, Boston, Massachusetts, for the following purposes:

     1. To fix the number of directors for the ensuing year and to elect the Class II Directors,

     2. To approve an amendment to the Corporation's Articles of Organization to increase the number of shares of authorized Common Stock from 15,000,000 to 30,000,000 shares.

     3. To consider and act upon such other matters as may properly come before the meeting.


     Only stockholders of record at the close of business on March 20, 1998 will be entitled to receive notice of and to vote at the meeting.

                                 By order of  the Board of  Directors,

                                          John L. Wilkinson
                                                Clerk

March 27, 1998


IMPORTANT

All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters which are considered. It is important that your shares be voted.


                       DYNAMICS RESEARCH CORPORATION
                             60 Frontage Road
                       Andover,  Massachusetts  01810
                             _________________
                              PROXY STATEMENT
                             _________________
                      ANNUAL MEETING OF  STOCKHOLDERS
                        TO BE HELD APRIL 28, 1998
                             _________________
                                  GENERAL

     The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the "Company") to be voted at the 1998 Annual Meeting of Stockholders.

     Proxies in the accompanying form will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the election of the Class II directors unless authority to vote has been withheld. A proxy may only be revoked by written revocation received by the Clerk of the Company prior to the exercise thereof.

     Stockholders of record at the close of business on March 20, 1998 are entitled to notice of and to vote at the Annual Meeting. There were 6,322,521 shares of Common Stock, $.10 par value, outstanding as of that date, each entitled to one vote.

     This proxy statement and enclosed proxy are being mailed to stockholders on or about the date of the Notice of Annual Meeting.

     The cost of solicitation of proxies will be borne by the Company. Employees of the Company may also solicit proxies by mail, telephone or personal interview.

Proposal  1

ELECTION OF  DIRECTORS

     Under Massachusetts law, the Board of Directors of the Company is classified into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The enclosed proxy will be voted to elect the persons named below, unless otherwise instructed, as the Class II directors for terms of three years expiring at the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified. If either nominee should become unavailable, proxies will be voted for a substitute nominee designated by management or to fix the number of directors at a lesser number, unless instructions are given to the contrary. The current Board has no reason to expect that the nominees will become unavailable to serve.

                                                         Year First Elected
Name                    Age   Principal Occupation              A Director

     Nominees for Election as Class II Directors-
          Terms Expiring in 2001

Francis J. Aguilar       65   Professor of Business
                              Administration, Emeritus,              1987
                              Harvard University
                              Graduate School of Business
                              Administration

John S. Anderegg, Jr.    74   Chairman of the Company                1955

Continuing Class I Directors - Terms Expiring in 2000

Martin V. Joyce, Jr.     51   Vice President &
                              Corporate Officer,                     1997
                              A.T. Kearney, Inc.

General James P. Mullins 69   Executive Consultant                   1991
                              (U.S.A.F., retired)

          Continuing Class III Directors - Term Expiring in 1999

Kenneth F. Kames         63   Vice President,                        1997
                              The Gillette Company

Albert Rand              71   President and Chief Executive          1984
                              Officer of the Company

   The principal occupation of the above nominees and continuing directors has been that set forth above throughout the past five years except for Mr. Joyce who served as President, New Ventures Division of Blue Cross & Blue Shield of Massachusetts from 1991 to 1994.

   Mr. Joyce and Mr. Kames became directors upon election by action of the board.

   Dr. Aguilar is also a Director of Bowater, Inc. and Burr-Brown Corporation. Mr. Anderegg is a Director of Ivy and MacKenzie Mutual Funds, Burr-Brown Corporation and Metritape, Inc.
Board Meetings and Committees

   The Board of Directors held six meetings during 1997.

   The Audit Committee consisting of Dr. Aguilar, General Mullins, and Mr. Joyce reviews with the independent auditors the financial statements and reports issued by the Company, reviews the Company's internal accounting procedures, controls and programs and makes recommendations to the Board of Directors on the engagement of the independent auditors. The Audit Committee held two meeting during 1997.

     The Compensation Committee consisting of Dr. Aguilar and General Mullins administers the 1993 Equity Incentive Plan, including the granting of options and other awards under that plan, reviews the compensation policies of the Company and approves the compensation of the officers. The Compensation Committee held one meetings during 1997.

     The Company does not have a standing nominating committee.

Proposal 2

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED COMMON STOCK FROM 15,000,000 to 30,000,000 SHARES

     On December 2, 1997, the Board of Directors voted, subject to approval by the stockholders, to amend Article Three of the Company's Restated Articles of Organization (the "Articles of Organization") to increase the authorized number of shares of Common Stock, $.10 par value, from 15,000,000 to 30,000,000 shares (the "Amendment").

     On March 20, 1998, the Company had 6,322,521 shares of Common Stock outstanding, and 1,000,000 shares reserved for issuance upon exercise of stock options. The Board of Directors believes that it is desirable to have available a substantial number of authorized but unissued shares of Common Stock which may be issued from time to time, without further action by the stockholders, to provide for stock splits or stock dividends, stock options and other equity incentives, to be able to take advantage of acquisition opportunities, to meet future capital needs, and for other general corporate purposes.

     Any issuance of additional shares of Common Stock would have the effect of reducing the percentage voting interests of previously outstanding Common Stock. Shares of authorized but unissued Common Stock may be issued from time to time by the Board of Directors without further stockholder action unless such action is required by the laws of the State of Massachusetts, under which the Company is incorporated, the Company's Articles of Organization, or the rules of the NASDAQ National Market System ("NASDAQ"). NASDAQ currently has a qualification requirement, the effect of which is to require that a listed company obtain prior stockholder approval when issuing shares of authorized but unissued Common Stock in certain transactions in an amount greater than 20% of its then outstanding Common Stock.

     In addition to the foregoing uses for authorized but unissued stock, additional authorized but unissued shares of Common Stock might be used in the context of a defense against or response to possible or threatened hostile takeovers.

     The holders of Common Stock do not have preemptive rights to subscribe to shares of Common Stock or other securities issued by the Company. The issue of additional authorized shares of Common Stock may dilute the voting power and equity interest of present stockholders. It is not possible to predict in advance whether the issue of additional shares will have a dilutive effect on earnings per share as it depends on the specific events associated with a particular transaction.

     If the stockholders approve the Amendment, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Massachusetts, which is expected to take place promptly after the stockholders' meeting. The Amendment does not alter or change the powers, preferences, or special rights of the holders of shares of Common Stock or any other class of stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.


PRINCIPAL STOCKHOLDERS

Common Stock Ownership of  Certain Beneficial Owners and Management

   As of March 20, 1998, the following table shows the beneficial ownership of Common Stock of the Company by all persons or groups known by the Company to be the beneficial owners of more that 5% of its outstanding stock, based on filings with the Securities and Exchange Commission, all directors, the executive officers listed in the Summary Compensation Table and all directors and executive officers as a group:

     Name and Address            Amount and Nature of           Percent
     of Beneficial Owner         Beneficial Ownership           of  Class

John S. Anderegg, Jr.............     770,909(1)                   11.9
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA  01810
Albert Rand.....................      275,076(2)                      *
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA  01810
Francis J. Aguilar .............       25,998(3)                      *
Martin V. Joyce, Jr. ...........            0                         *
Kenneth F. Kames................            0                         *
James P. Mullins................        8,766(4)                      *
John L. Wilkinson...............       11,307(5)                      *
Douglas R. Potter...............       38,977(6)                      *
DFA Investment Dimensions
 Group, Inc.....................      487,801(7)                    7.7
   c/o Dimensional Fund Advisors, Inc.
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA  90401
All directors and executive
 officers as a group (8 persons)    1,131,033(8)                   17.9

*Less than 1% of  the outstanding shares of  Common Stock.

Each of the above had sole voting and investment powers except as otherwise indicated.

(1) Includes 48,584 shares held by Mr. Anderegg as custodian for his children, 72,353 shares held in the estate of Mrs. Anderegg, of which Mr. Anderegg is executor, and 20,491 shares owned by one of Mr. Anderegg's children who resides with him, as to all of which he disclaims beneficial ownership.
(2) Includes 113,500 shares which Mr. Rand has the right to acquire on exercise of stock options that are currently exercisable or will be exercisable within 60 days of March 6, 1998.
(3) Includes 9,716 shares held in a pension plan of which Dr. Aguilar has sole voting and investment powers. Includes options to purchase 6,566 shares which are currently exercisable or will be exercisable within 60 days of March 6, 1998.
(4) Includes options to purchase 6,566 shares which are currently exercisible or will be exercisable within 60 days of March 6, 1998.
(5) Includes options to purchase 6,600 shares which are currently exercisable or will be exercisable within 60 days of March 6, 1998.
(6) Includes options to purchase 37,767 shares which are currently exercisable or will be exercisable within 60 days of March 6, 1998.
(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 487,801 shares of Dynamics Research Corporation stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. services as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional Fund Advisors has the power to dispose of these shares and shares the power to vote 134,454 of these shares.
(8) Includes options to purchase 170,999 shares which are exercisable within 60 days of March 6, 1998.

COMPENSATION AND RELATED MATTERS

Compensation of  Directors
     Directors who are not employees of the Company receive an annual fee of $20,000 for serving as directors. No additional compensation is paid to those directors who serve on a committee of the Board of Directors.

     The Company has a Deferred Compensation Plan under which non-employee directors may elect to defer their directors fees. Amounts deferred for each participant are credited to a separate account, and interest at the lowest rate at which the Company borrowed money during each quarter or, if there was no such borrowing, at the prime rate, is credited to such account quarterly. The balance in a participant's account is payable in a lump sum or in installments when the participant ceases to be a director. Dr. Aguilar deferred his 1997 director fees. Interest accrued for 1997 on such fees was $8,286.

     The 1995 Stock Option Plan for Non-Employee Directors provides for an annual grant to each director who is not an employee of the Company of an option to purchase 1,000 shares of Common Stock and an initial grant of 5,000 shares, each at an exercise price equal to fair market value on the date of grant. All options granted under this plan become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant.
Executive Compensation

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the President and Chief Executive Officer and each of the Company's other highly compensated executive officers (the "named executives") during or with respect to 1997, 1996, and 1995.



                    Annual                        Long Term
                    Compensation                  Compensation
Name and                                  Other        Shares      All Other
Principal                                 Annual       Underlying  Compensation
Position     Year  Salary($)  Bonus($) Compensation($) Options(#)   ($) (1)

Albert Rand   1997   260,000                                           2,375
 President    1996   235,000                                           2,375
 & C.E.O.     1995   235,000                              27,500       2,250


John S.
 Anderegg,Jr. 1997   195,000                                           2,375
 Chairman     1996   195,000                                           2,375
              1995   195,000                                           2,250

Douglas R.
 Potter       1997   162,000    20,000                                 2,375
 V.P.of       1996   150,000                              22,000       2,250
 Finance      1995   135,000    15,000                    11,000       2,250
 & C.F.O

John L.
 Wilkinson    1997   142,000                                           2,126
 V.P. of      1996   135,000                                           2,025
 Human        1995   126,000    12,000                     6,600       2,070
 Resources

     (1)  Consists of  employer's match for the 401 (K) plan.


              Aggregated Option Exercises In Last Fiscal Year
                   And Fiscal Year-End Option Values

     The following table presents the value of unexercised options held by the named executives at fiscal year-end. John S. Anderegg, Jr. did not hold any options during 1997.

                                          Number of            Value of
                                          Shares Underlying    Unexercised
                                          Unexercised          In-the-Money
                                          Options at           Options at
           Options Exercised in 1997      12/31/97(#)          12/31/97($)(1)

          Shares Acquired     Value       Exercisable/(E)      Exercisable/(E)
Name      on Exercise (#)     Realized($) Unexercisable(U)     Unexercisable(U)

Albert Rand        45,753     113,879        150,103 E           1,070,179 E
                                               9,167 U              49,373 U
Douglas R. Potter      --          --         26,766 E             195,748 E
                                              18,334 U             111,677 U
John L. Wilkinson   4,392      31,359          4,400 E              35,200 E
                                               2,200 U              17,600 U

(1) Based on market value at 12/31/97 of $11.75 per share less respective exercise prices.

Report of  the Compensation Committee of the Board of Directors

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The committee is composed of Dr. Aguilar and General Mullins, both of whom are independent non-employee directors and who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee meets formally and consults informally during the year. The Committee is responsible for recommending to the Board of Directors the compensation of all the officers of the Company and for reviewing the design and effectiveness of executive compensation policies. All awards of stock options and restricted stock to the Company's employees are made by the Committee.

Compensation Philosophy and Objectives

     The Company's executive compensation program consists of base salary, potential cash bonus incentives and long-term incentives in the form of stock options. Its objectives are four-fold:

      Provide base compensation that enables the Company to attract and retain key executives.

      Provide executive officers with total direct remuneration which is competitive with similarly sized companies for comparable performance.

      Reward executives for outstanding achievements which clearly benefit the Company.

      Align the interest of the Company's executives with the long-term interests of shareholders.

     The executive compensation program provides an overall level of compensation opportunity which the Compensation Committee believes is competitive with other companies of comparable size and complexity. Actual compensation will vary with annual and long-term Company performance, as well as individual performance and longevity, and hence may be greater or less than actual compensation at other companies. The Committee uses its discretion to establish executive compensation at levels which in its judgment are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee utilizes industry compensation data provided by nationally recognized compensation information sources.

Executive Compensation Program Components

   The particular elements of the compensation program are discussed more fully below:

   Base Salary. The Committee maintains base salary levels for executives that, based on its analysis of pertinent compensation data, are competitive with other companies of comparable size and complexity.

   Base salaries of executives are determined by the potential impact of the individual on the Company and its performance, salaries paid by other companies for comparable positions, individual performance against goals and the overall performance of the Company.

   Cash Bonuses. The Compensation Committee may approve discretionary cash bonuses as a means of rewarding executives (and other employees) for significant Company and individual performance. These cash awards are not based on a specific formula; rather, they are intended to be compensation in recognition of outstanding accomplishments that result in clearly quantitative or qualitative benefit to the Company.

   Long-Term Incentives. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company aligns the long-term interests of management and shareholders and is an important incentive and contributing factor toward building shareholder value. Stock options, therefore, are granted at the market value of the common stock on date of grant. The value received by the executive from a stock option granted depends on increases in the market price of the Company's common stock during the term of the option. Consequently, the value of the compensation is proportionate to increases in shareholder value. Grants of stock options are made by the Compensation Committee in its discretion based both upon the executive's actual contribution to the Company's current performance and his expected contribution toward meeting the Company's long-term financial/strategic goals.

CEO Compensation

   Mr. Rand's base salary increased to $260,000 in 1997. In determining Mr. Rand's compensation for 1997, the Committee took into consideration the above described compensation philosophy, the Company's financial performance, and progress toward achieving strategic goals of growth and broadening of the Company's business. The Committee also considered information with respect to chief executive compensation for companies of comparable size in similar industries.

                                         The Compensation Committee
                                         of the Board of Directors:
                                         Francis J. Aguilar
                                         James P. Mullins

Performance Comparison

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 28, 1991 in each of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market - Composite U.S. Index and (iii) a Peer Group of companies as listed below:



                    Dynamics
                    Research             NASDAQ                 Peer
                    Corporation          Composite              Group

1992...........         100                 100                  100
1993...........         112                 115                  105
1994...........          73                 112                  119
1995...........         225                 159                  178
1996...........         245                 195                  265
1997...........         343                 240                  277

Companies in Self- Determined Peer Group:

     Analysis & Technology Inc.         CACI International Inc.
     Comarco Inc.                       Geodynamics Corp.
     Perceptronics Inc                  Nichols Research Corp.



Severance Agreements

     The Company has severance agreements with Messrs. Anderegg and Rand. Under these agreements, the Company agrees to pay severance benefits to each such executive if his employment is terminated for any reason other than for cause (as defined in the agreements) or if the executive terminates his employment as a result of a specified justification, within two years following a change of control of the Company. A change in control includes the acquisition of 20% or more of the combined voting power of the Company's then-outstanding securities, other changes in control of a kind required to be reported by certain regulatory authorities, and certain changes in membership of the Board of Directors. Under the agreements, the executive is entitled to a severance payment equal to 299% of his average annual base salary and bonus for the two calendar years immediately prior to a change in control. In addition, the executive is entitled to certain other benefits, including the acceleration of the exercisability of outstanding stock options, continued participation for up to three years in life, accident, medical, health and other similar plans and programs in which the executive participated prior to the change in control, and the payment by the Company of any legal fees and expenses incurred as a result of such termination of employment. At the option of the executive, the payments or benefits payable under the agreement may be decreased to the extent necessary to avoid any excise taxes payable as a result of the severance benefits. Such severance payments would not be reduced for compensation received by the executive from any new employment.

Indemnification Agreements

     The Company has indemnification agreements with each of its directors. Each indemnification agreement entitles the director to be indemnified by the Company for any liabilities and expenses incurred in connection with the defense or disposition of any legal claim or action brought or threatened against him or her by reason of (i) being or having been a director of the Company or (ii) serving or having served at the Company's request as a director of another organization or in any capacity with respect to an employee benefit plan. The indemnification agreement also requires the Company to advance payment for any expenses incurred by a director in connection with such an action. However, a director will not receive indemnification under the agreement if he or she is found not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Company. The indemnification provided under the indemnification agreement is required whether or not an action is brought asserting that the director seeking indemnification acted unlawfully or acted to create an improper personal benefit, unless the director is actually found not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the Company. The rights under the indemnification agreement are in addition to any rights of indemnification the director may have under the Company's Articles of Incorporation or By-laws or otherwise and are not subject to any limitations which may be contained in the Company's Articles of Incorporation or By-laws.
Consulting Agreement

     The Company has a post-employment consulting agreement with Albert Rand. The agreement is for a term of five years and begins on the date of his retirement. Compensation under this agreement is $60,000 annually.

Pension Plan

     The following table sets forth the annual benefits payable as a life annuity which would be payable under the Company's noncontributory defined benefit Pension Plan at normal retirement at age 65 to participants having the years of service and average annual earnings as indicated in the table, assuming all such participants attained age 65 in 1997:

ESTIMATED ANNUAL BENEFIT FOR YEAR 1997

 Average                        Estimated Annual Benefit
 Annual                      For Indicated Years of  Service
 Earnings         15            20            25          30 or more
$100,000       $17,133       $22,844       $28,555          $34,266
$125,000       $22,133       $29,511       $36,888          $44,266
$150,000       $27,133       $36,177       $45,221          $54,266
$160,000*      $29,133       $38,844       $48,555          $58,265

     Frozen Benefit - Accrued through 12/31/93*

$175,000       $32,133       $42,844       $53,544          $64,265
$200,000       $37,133       $49,510       $61,888          $74,265
$225,000       $42,132       $56,177       $70,221          $84,265
$235,840       $44,300       $59,067       $73,834          $88,601

     *Maximum Plan Compensation for 1997 is $160,000.

     Employees are entitled to the greater of: benefit accrued through 12/31/93 (calculated on prior years wage caps) or benefit based on the new $160,000 wage cap.

     As of March 6, 1998, Messrs. Anderegg, Rand, Wilkinson and Potter had 41, 38, 16 and 4 years of service, respectively, for purposes of the Pension Plan.

     All employees of the Company, who complete a year of service, including the individuals named in the compensation table above, are eligible to earn benefits under the Pension Plan. Upon retirement the benefits under the Pension Plan vary depending upon the participant's age at retirement, years of service with the Company and average annual earnings for the five consecutive highest years of service in the ten years prior to termination. The amount of annual retirement benefits is determined by a formula which applies years of service to a basic defined benefit, which, in the case of a participant with at least 30 years of service, is .683% of the average of the 5 highest consecutive years of compensation in the last 10 years worked plus .65% of such average annual earnings which exceed Social Security Covered Compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the Company's prior retirement program. Compensation reflects the amounts shown under salary in the Summary Compensation Table. The Pension Plan limits the compensation taken into account for purposes of determining the benefit under the Pension Plan to the maximum permissible under the Internal Revenue Code, which for 1997 was $160,000. Social Security
Covered Compensation means the dollar amount which represents the average of the maximum wages subject to Social Security tax for each year of the participant's working career. The benefits under the Pension Plan are payable in various annuity forms and are subject to maximum limits in certain circumstances.

     The Company has entered into a supplemental retirement Pension Agreement with Albert Rand that calls for monthly payment of $4,760 beginning on the sixth anniversary of his retirement.

QUORUM, REQUIRED VOTES, AND METHOD OF  TABULATION

     Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

     The nominees for election as Class II directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors.

     The election inspectors will count the total number of votes cast "for" election of each director for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and
(ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining a quorum, but neither abstentions nor broker non-votes have any effect on the outcome on voting on the matter.

     Proposal 2, as described above, must receive the affirmative vote of a majority of the outstanding Common Stock, and accordingly abstentions and broker non-votes will have the effect of a vote against Proposal 2.

AUDIT MATTERS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, certified public accountants, as auditors for the Company for the fiscal year ending December 31, 1998. Arthur Andersen LLP has served as the Company's independent auditors since 1957. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

OTHER INFORMATION

Stockholder Proposals for Fiscal 1998 Annual Meeting

     Proposals of stockholders submitted for consideration at the next annual meeting of stockholders must be received by the Company no later than November 13, 1998 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Other Business

     The Board of Directors does not know of any business which will be presented to the Annual Meeting other than that referred to in the accompanying notice. If other business properly comes before the Annual Meeting, it is intended that the proxies will be voted in the judgment of the persons voting the proxies unless specific instructions to the contrary are given.

Form 10-K and Annual Report to Stockholders

     A copy of the Company's annual report Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to the Treasurer's office, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498. A copy of the Company's Annual Report accompanies this Proxy Statement.



                              By the Order of  the Board of  Directors



                              John L. Wilkinson
                              Clerk

Andover, Massachusetts
March 27, 1998